                                                                     EXHIBIT 3.2
                                                                     -----------





                               SINTER METALS, INC.



                                RESTATED BY-LAWS

                             SINTER METALS, INC.

                                     BY-LAWS


                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----

         ARTICLE I

                                             MEETINGS OF STOCKHOLDERS...........................................  1
                  Section 1.  TIME AND PLACE OF MEETINGS........................................................  1
                  Section 2.  ANNUAL MEETING....................................................................  1
                  Section 3.  SPECIAL MEETINGS..................................................................  1
                  Section 4.  NOTICE OF MEETINGS................................................................  2
                  Section 5.  QUORUM............................................................................  3
                  Section 6.  VOTING............................................................................  3
                  Section 7.  ORDER OF BUSINESS.................................................................  4

         ARTICLE II

                                                     DIRECTORS..................................................  8
                  Section 1.  POWERS............................................................................  8
                  Section 2.  NUMBER, ELECTION, AND TERMS OF DIRECTORS..........................................  8
                  Section 3.  NOMINATIONS OF DIRECTORS..........................................................  9
                  Section 4.  REGULAR MEETINGS.................................................................. 12
                  Section 5.  SPECIAL MEETINGS.................................................................. 12
                  Section 6.  QUORUM............................................................................ 12
                  Section 7.  WRITTEN ACTION.................................................................... 12
                  Section 8.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE................................. 13
                  Section 9.  COMMITTEES........................................................................ 13
                  Section 10. COMPENSATION...................................................................... 14
                  Section 11. RULES............................................................................. 14

         ARTICLE III

                                                      NOTICES................................................... 14
                  Section 1.  GENERALLY......................................................................... 14
                  Section 2.  WAIVERS........................................................................... 15

         ARTICLE V

                                                     OFFICERS................................................... 15
                  Section 1.  GENERALLY......................................................................... 15
                  Section 2.  COMPENSATION...................................................................... 15
                  Section 3.  SUCCESSION........................................................................ 16
                  Section 4.  AUTHORITY AND DUTIES.............................................................. 16
                  Section 5.  CHAIRMAN.......................................................................... 16
                  Section 6.  PRESIDENT......................................................................... 16
                  Section 7.  EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO SECURITIES OF OTHER
                              CORPORATIONS...................................................................... 17
                  Section 8.  VICE PRESIDENT.................................................................... 17




                                        i

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

                  Section 9.  SECRETARY AND ASSISTANT SECRETARIES............................................... 18
                  Section 10. TREASURER AND ASSISTANT TREASURERS................................................ 19

         ARTICLE V

                                                       STOCK.................................................... 19
                  Section 1.  CERTIFICATES...................................................................... 19
                  Section 2.  TRANSFER.......................................................................... 20
                  Section 3.  LOST, STOLEN OR DESTROYED CERTIFICATES............................................ 20
                  Section 4.  RECORD DATE....................................................................... 21
                  Section 5.  BENEFICIAL OWNERS................................................................. 22

         ARTICLE VI

                                                GENERAL PROVISIONS.............................................. 22
                  Section 1.  FISCAL YEAR....................................................................... 22
                  Section 2.  CORPORATE SEAL.................................................................... 22
                  Section 3.  RELIANCE UPON BOOKS, REPORTS AND RECORDS.......................................... 22
                  Section 4.  TIME PERIODS...................................................................... 23
                  Section 5.  DIVIDENDS......................................................................... 23

         ARTICLE VII

                                                    AMENDMENTS.................................................. 23
                  Section 1.  AMENDMENTS........................................................................ 23





                                       ii

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                               SINTER METALS, INC.


                                RESTATED BY-LAWS



                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

                  Section 1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. ANNUAL MEETING. An annual meeting of the stockholders, shall be held at such date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the Directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

                  Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Corporation's certificate of incorporation (as amended from time to time, the "Certificate of Incorporation"), may be called only by (i) the Chairman of the Board, (ii) the President of the Corporation, or (iii) the

Secretary of the Corporation; and shall be called by the Secretary of the Corporation within 10 calendar days after receipt of the written request of either (x) a majority of the total number of directors that the Corporation would have if there were no vacancies (the "Whole Board"), or (y) holders of a majority of the Voting Stock. For purposes of these By-Laws, "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of directors. Any written requests to hold a special meeting shall be sent to the President and the Secretary at the principal executive office of the Corporation and shall state the purpose or purposes of the proposed meeting.

                  Section 4. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  Section 5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. In determining whether a quorum is present, abstentions and broker non-votes shall be counted as shares present at any meeting of stockholders.

                  Section 6. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be in a form reasonably acceptable to the Corporation, be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Abstentions on any question properly brought before any meeting shall be treated as a vote against any such question and broker non-votes shall not be counted with respect to any such question in determining whether the question has received the requisite approval of the stockholders.

                  Section 7. ORDER OF BUSINESS. (a) The Chairman, or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

                  (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 4 of this Article I, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Paragraph (c) of this Section 7.

                  (c) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote





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                                                                               6


at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting; PROVIDED, HOWEVER, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Paragraph (c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Paragraph (c). For purposes of this Paragraph (c) and Paragraph (c) of Section 3 of Article II of these By-Laws, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to stockholders. Nothing in this Paragraph (c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange act of 1934, as amended.

                  (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting given by or at the direction of the Chairman or a majority of the Board of Directors in accordance with Section 4 of Article I of these By-Laws (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

                  (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 7 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting that any such business not properly brought before the meeting will not be conducted or considered.

                                   ARTICLE II

                                    DIRECTORS

                  Section 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  Section 2. NUMBER, ELECTION, AND TERMS OF DIRECTORS. (a) The Board of Directors shall consist of one or more members. The number of the Directors of the Corporation shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting. Unless otherwise prescribed in the Certificate of Incorporation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman or by the stockholders owning a majority interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote who are present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

                  (b) Unless otherwise prescribed by the Certificate of Incorporation, newly created directorships resulting from any increase in the number of Directors and vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office until the next annual meeting of the stockholders and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

                  (c) Unless otherwise prescribed by the Certificate of Incorporation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Paragraph (c). At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the stockholders owning at least an 80% interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote, may remove such Director or Directors for cause.

                  Section 3. NOMINATIONS OF DIRECTORS. (a) Only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Corporation.

                  (b) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of





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                                                                              10


stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 3 who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Section 3. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

                  (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 3, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

                  Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

                  Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's written or telephonic notice to each director by whom such notice is not waived, given either personally, by mail, overnight delivery service or telegram, or by telephone, and shall be called by the President or the Secretary.

                  Section 6. QUORUM. At all meetings of the Board of Directors, a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 7.  WRITTEN ACTION.  Any action required or
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent





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thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

                  Section 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

                  Section 10. COMPENSATION. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, Directors for attendance at meetings of the Board of Directors or committees, or for other services by Directors to the Corporation, as the Board of Directors may determine.

                  Section 11. RULES. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these By-Laws.

                                   ARTICLE III

                                     NOTICES

                  Section 1. GENERALLY. Whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and





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                                                                              15


such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram or telephone.

                  Section 2. WAIVERS. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

                  Section 1. GENERALLY. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and other officers. Any number of offices may be held by the same person. Officers need not be stockholders of the Corporation and, except for the Chairman of the Board, need not be a Director.

                  Section 2. COMPENSATION. The compensation of all officers and agents of the Corporation who are also Directors of





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                                                                              16


the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

                  Section 3. SUCCESSION. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

                  Section 4. AUTHORITY AND DUTIES. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these By-Laws or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these By-Laws.

                  Section 5. CHAIRMAN. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and he shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman shall be the Chief Executive Officer of the Corporation. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

                  Section 6. PRESIDENT. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman, be responsible for the active management and direction of the business and affairs of the Corporation. In case of the inability or failure of the Chairman to perform the duties of that office, the President shall perform the duties of the Chairman, unless otherwise determined by the Board of Directors.

                  Section 7. EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Each of the President and the Chairman shall have, and are hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and
(b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, each of the President or the Chairman may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which they authorized to take under this Section 7, with such limitations as either the President or the Chairman may specify; such authority so delegated by the President or the Chairman shall not be re-delegated by the person to whom such execution authority has been delegated.

                  Section 8. VICE PRESIDENT. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors or the President or the Chairman.

                  Section 9. SECRETARY AND ASSISTANT SECRETARIES. (a) The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors or the President of the Chairman. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

                  (b) Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

                  Section 10. TREASURER AND ASSISTANT TREASURERS. (a) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President or the Chairman. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President and the Chairman, as and when required by them, or any of them, an account of all transactions by the Treasurer.

                  (b) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.

                                    ARTICLE V

                                      STOCK

                  Section 1. CERTIFICATES. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by (i) either the President or the Chairman; and (ii) the Secretary or an Assistant Secretary or the Treasurer or an





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Assistant Treasurer of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

                  Section 2. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

                  Section 4. RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.





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                                                                              22


If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 5. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 1. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year unless altered by the Board of Directors.

                  Section 2. CORPORATE SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying





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                                                                              23


in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  Section 4. TIME PERIODS. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                  Section 5. DIVIDENDS. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                                   ARTICLE VII

                                   AMENDMENTS

                  Section 1. AMENDMENTS. The Board or the stockholders may make, amend, and repeal any provision of these By-Laws. Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such By-Law so made or amended) or by the stockholders in the manner provided herein. Notwithstanding the foregoing and anything contained herein to the contrary, Sections 3 and 7 of Article I and Sections 2 and 3 of Article II of these By-Laws, as well as this Section 1, may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the entire capital stock the Corporation issued and outstanding and entitled to vote, voting together as a single class; PROVIDED, HOWEVER, that if any such proposed amendment or repeal or adoption of an inconsistent provision is approved by the affirmative vote of the holders of a majority, but less than 80%, of the entire capital stock the Corporation issued and outstanding and entitled to vote, voting together as a single class, such proposed amendment, repeal, or adoption of an inconsistent provision will become effective 12 months after such approval. Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least 80% of the entire capital stock the Corporation issued and outstanding and entitled to vote, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with this Article VII.